Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Merrimac Industries, Inc. 2006 Non-Employee Directors' Stock Plan, of our report dated March 29, 2004, with respect to the consolidated financial statements and schedule of Merrimac Industries, Inc. for the year ended January 3, 2004, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
July 18, 2006